Exhibit 10.5

                                PMC-SIERRA, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Agreement is between PMC-Sierra, Inc. (the "Company"), and _______________ ("Executive") and effective as of __________________.


         1. Termination Without Cause, or Constructive Termination, With Change in Control. If Company terminates Executive's employment without Cause, or takes actions which constitute Constructive Termination, and a Change in Control (or the signing of a binding agreement which could result in a Change in Control) is reasonably expected within the next 60 days or has occurred in the past two years, then the following will occur.

         (i)  Promptly  following  such  actual  or  Constructive   Termination,
Executive shall receive

              (A) his Base Salary through the date of termination,

              (B) a lump-sum payment equal to 4% of his then-current Base Salary for each full month during which he was Employed by the Company or its affiliates, provided that this total payment shall not exceed two times Executive's then-current Base Salary,

              (C) a lump-sum payment equal to 2% of his prior year's bonus for each full month during which he was Employed by the Company or its affiliates (up to a maximum payment equal to his four previous quarterly bonus payments added together) and

              (D) all accrued vacation, expense reimbursements and any other benefits due to Executive through the date of termination in accordance with established Company plans and policies.

         (ii) If within 10 days after the date of termination Executive signs and delivers to Company a consulting agreement in substantially Company's standard form used on the date of this Agreement which requires Executive to (1) provide up to five days of consulting services to Company during each calendar quarter at times reasonably acceptable to Executive, and (2) maintain the confidentiality of Company's trade secrets and not use Company's trade secrets other than for Company's benefit, then each option which Executive holds at the date of termination will continue to vest and be exercisable until 30 days after the option has fully vested.

         (iii) Until the later of (1) two years after the date Executive's employment by the Company terminates or (2) the date on which all options to purchase Company stock held by Executive are fully vested, Executive will not directly or indirectly engage in, provide services to or own a more than 25% voting interest in a business anywhere in the world which develops, manufactures, markets or sells any products which directly compete with the products manufactured, marketed or sold by the Company or its subsidiaries at the date Executive's employment terminates.

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         (iv)  Until  the  later of (1) two  years  after  the date  Executive's employment by the Company terminates or (2) the date on which all options to purchase Company stock held by Executive are fully vested, Executive will not directly or indirectly attempt to influence any employee of the Company or its subsidiaries to terminate the individual's services to the Company or its subsidiaries, or hire any such employee. However, Executive may hire an individual if more than six months have elapsed since the individual terminated his or her services to the Company or its subsidiaries, and during the three months before and the six months after the individual terminates his or her services Executive did not communicate with the individual about employment by another entity with which Executive has any relationship.

         (v) Executive's agreements in Sections 1(iii) and 1(iv) are severable, and each will still be enforceable even if another is not enforceable. If a court determines that any provision of this section exceeds the maximum scope, time period or geographic area that the court deems enforceable, the scope, time period or geographic area shall be deemed the maximum that the court considers reasonable.

         2. Exclusive Remedy. This Agreement specifies all of Executive's compensation and benefits resulting from actual or Constructive termination in connection with a Change in Control. Executive shall not be entitled to any other compensation or benefits from the Company except to the extent provided under any written Company benefit plan, stock option agreement or indemnification agreement, or as may be required under applicable law.

         3. Definitions.

         (i) "Base Salary" means Executive's then-current cash compensation paid on the Company's standard salary payment schedule, less applicable withholding.

         (ii) "Cause" means (i) gross dereliction of duties which continues after at least two notices, each 30 days apart, from the Chief Executive Officer (or in the case of the Chief Executive Officer, from a director designated by a majority of the board of directors), specifying in reasonable detail the tasks which must be accomplished and a timeline for their accomplishment to avoid termination for Cause, (ii) willful and gross misconduct which injures the Company, (iii) willful and material violation of laws applicable to the Company, or (iv) embezzlement or theft of Company property.

         (iii) "Change of Control" means the occurrence of any of the following events:

              (A) Any "person" or "group" as such terms are defined under Sections 13 and 14 of the Securities Exchange Act of 1934 ("Exchange Act") (other than the Company, a subsidiary of the Company, or a Company employee benefit plan) is or becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3), directly or indirectly, of Company securities representing 50% or more of the combined voting power of the Company's then outstanding securities.

              (B) The closing of (a) the sale of all or substantially all of the assets of the Company if the holders of Company securities representing all voting power for the election of directors before the transaction hold less than a majority of the total voting power for the election of directors of all entities which acquire such assets, or (b) the merger of the Company with or into another corporation if the holders of Company securities representing all voting power for the election of directors before the transaction hold less than a majority of the total voting power for the election of directors of the surviving entity.

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              (C) The issuance of securities  which would give a person or group beneficial ownership of Company securities representing 50% or more of all voting power for the election of directors.

              (D) A change in the board of directors such that the incumbent directors and nominees of the incumbent directors are no longer a majority of the total number of directors.

         (iv) "Constructive Termination" means (i) a material reduction in Executive's Base Salary, target bonus or benefits, (ii) a material reduction in title, authority, status, obligations or responsibilities, or (iii) the requirement that Executive relocate more than 100 miles from the current Company headquarters.

         4. Golden Parachute Excise Tax. If the benefits provided for in this Agreement or otherwise payable to Executive constitute "parachute payments" within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code, then Executive's severance benefits under Section 1 shall be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 5 shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section

         5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated  by this Section.  5.  Assignment.  This  Agreement  shall bind and benefit (a) Executive's heirs, executors and legal representatives upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. "Successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. Executive has no other right to assign this Agreement and any such attempted assignment is void.

         6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered personally, (ii) one day after being sent by Federal Express or a similar commercial overnight service, or (iii) three days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to Company at its principal office, attention: Chief Executive Officer, or to Executive at his last principal residence known to the Company, or at such other addresses as the parties may designate by written notice.

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         7.  Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         8. Entire Agreement. This Agreement and any proprietary information and invention assignment, stock option, stock purchase or indemnification agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company

         9. Arbitration and Equitable Relief.

         (i) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Santa Clara, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

         (ii) The arbitrator shall apply Delaware law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

         (iii) The Company shall pay the costs and expenses of such arbitration. Each party shall separately pay its counsel fees and expenses.

         (iv) Executive understands that nothing in this Agreement modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

         10. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

         11. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

         12. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

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         13.   Representations.   Executive  represents  that  he  has  had  the
opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.



         PMC-SIERRA, INC

         --------------------------

         [NAME]

         [TITLE]

         EXECUTIVE

         -----------------------------

         signature


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